Exhibit 4.4

THIRD SUPPLEMENTAL INDENTURE

Dated as of July 9, 2007

among

INSIGHT HEALTH SERVICES CORP.
as Issuer,

INSIGHT HEALTH SERVICES HOLDINGS CORP. and
THE SUBSIDIARIES LISTED IN THE PREAMBLE
as Guarantors,

and

U.S. BANK NATIONAL ASSOCIATION,
as Trustee,

to

INDENTURE

Dated as of September 22, 2005

This THIRD SUPPLEMENTAL INDENTURE, dated as of July 9, 2007 (the “Third Supplemental Indenture”), is entered into by and among InSight Health Services Corp., a Delaware corporation (the “Company”), InSight Health Services Holdings Corp., a Delaware corporation (the “Parent”), and the Subsidiary Guarantors signatory hereto (collectively, the “Subsidiary Guarantors” and together with the Parent, the “Guarantors”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors and the Trustee have entered into an Indenture, dated as of September 22, 2005, as amended and supplemented by a First Supplemental Indenture dated May 18, 2006 and a Second Supplemental Indenture dated May 29, 2007 (as amended and supplemented, the “Existing Indenture”), pursuant to which the Company initially issued $300,000,000 aggregate principal amount of Notes (such term and all other capitalized terms used herein and not otherwise defined herein having the meanings in the Existing Indenture); and

WHEREAS, in accordance with Section 2.02 of the Existing Indenture and subject to Article Four, the Trustee may at any time and from time to time, upon receipt of an Authentication Order, authenticate for original issue Notes in the aggregate principal amount specified in such Authentication Order up to an unlimited amount, provided that certain conditions set forth in Section 2.02 of the Existing Indenture are satisfied; and

WHEREAS, in accordance with Section 9.01 of the Existing Indenture, the Company, the Guarantors and the Trustee may amend or supplement the Existing Indenture without the consent of the Holders to, among other things, provide for the issuance of Additional Notes in accordance with the limitations set forth in the Existing Indenture and make certain changes that do not adversely affect the interests of the Holders in any material respect; and

WHEREAS, the Board of the Company has, as evidenced by a Board Resolution, authorized the amendment of the Existing Indenture pursuant to this Third Supplemental Indenture to clarify certain definitions in the Existing Indenture in connection with the issuance of $15,000,000 aggregate principal amount of Additional Notes on the date of this Third Supplemental Indenture (the “Second Issue Date”); and

WHEREAS, all things necessary to make this Third Supplemental Indenture a valid supplement to the Existing Indenture according to its terms have been done and the Existing Indenture, as amended and supplemented by the Third Supplemental Indenture, is hereafter referred as the Indenture.

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises, and of other valuable consideration the sufficiency of which is hereby acknowledged, each of the Company and the Guarantors, jointly and severally, covenant and agree with the Trustee, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE I

DEFINITIONS

Section 1.1.  Amendment to Definitions.  Each of the following defined terms in Section 1.01 of the Existing Indenture is amended and restated as follows:

“Registration Rights Agreement” means (i) with respect to the Notes initially issued on the Issue Date, the Registration Rights Agreement, dated as of the Issue Date, by and among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and (ii) with respect to the Notes issued on the Second Issue Date, the Registration Rights Agreement, dated as of July 9, 2007, by and among the Company, the Guarantors party thereto and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

“Second Issue Date” means the date on which the $15,000,000 aggregate principal amount of Additional Notes are issued.

ARTICLE II

CLOSING DOCUMENTS

Section 2.1.  Documents to Be Given to Trustee.  Pursuant to the provisions of Sections 2.02, 9.01 and 13.05 of the Indenture, the Company will deliver to the Trustee concurrently with the execution and delivery of this Third Supplemental Indenture (i) an Authentication Order dated as of July 9, 2007, satisfying the provisions of Section 2.02 of the Indenture, (ii) a Board Resolution satisfying the provisions of Section 9.01 of the Indenture and (iii) an Opinion of Counsel and an Officer’s Certificate, each dated as of July 9, 2007, satisfying the provisions of Sections 13.04 and 13.05 of the Indenture.

ARTICLE III

MISCELLANEOUS

Section 3.1.  Trustee’s Acceptance.  The Trustee accepts the provisions of this Third Supplemental Indenture upon the terms and conditions set forth in the Existing Indenture; provided, however, that the foregoing acceptance shall not make the Trustee responsible in any manner whatsoever for the correctness of recitals or statements by other parties herein.

Section 3.2.  Indenture to Remain in Full Force and Effect.  Except as hereby expressly provided in this Third Supplemental Indenture, the Existing Indenture, as supplemented and amended by the First Supplemental

Indenture and the Second Supplemental Indenture, is in all respects ratified and confirmed and all its terms, provisions and conditions shall be and remain in full force and effect.

Section 3.3.  Guarantees.  Each Guarantor hereby agrees, ratifies and reaffirms that its Guarantee pursuant to Section 11.01 of the Indenture shall remain in full force and effect with respect to the Notes (including the Notes issued on the Issue Date, the Notes issued on the Second Issue Date, any other Notes issued in accordance with the Indenture and any Exchange Notes issued in exchange therefor).

Section 3.4.  Rights, Etc. of Trustee.  All recitals in this Third Supplemental Indenture are made by the Company and the Guarantors and not by the Trustee.  All of the provisions contained in the Existing Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

Section 3.5.  Successors and Assigns.  All covenants and agreements in this Third Supplemental Indenture made by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

Section 3.6.  Conflict with Trust Indenture Act.  If any provision of this Third Supplemental Indenture limits, qualifies or conflicts with the duties imposed by the operation of Trust Indenture Act Section 318(c), the imposed duties shall control.

Section 3.7.  Governing Law.  The laws of the State of New York shall govern this Third Supplemental Indenture.  The Trustee, the Company and the Guarantors agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Third Supplemental Indenture.

Section 3.8.  Titles, Headings, Etc.  The Article and Section headings of this Third Supplemental Indenture are for convenience only and shall not affect the construction hereof.

Section 3.9.  Severability. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.10.  Execution in Counterparts.  This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts shall together represent one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Third Supplemental Indenture as of the date first written above.

INSIGHT HEALTH SERVICES CORP.

By:	/s/ Mitch C. Hill
Name:	Mitch C. Hill
Title:	Executive Vice President and Chief Financial
Officer

INSIGHT HEALTH SERVICES HOLDINGS CORP.

By:	/s/ Mitch C. Hill
Name:	Mitch C. Hill
Title:	Executive Vice President and Chief Financial Officer

WILKES-BARRE IMAGING, L.L.C.

By: InSight Health Corp., as the sole member and sole manager

By:	/s/ Mitch C. Hill
Name:	Mitch C. Hill
Title:	Executive Vice President and Chief Financial Officer

MRI ASSOCIATES, L.P.

By: InSight Health Corp., as the general partner

By:	/s/ Mitch C. Hill
Name:	Mitch C. Hill
Title:	Executive Vice President and Chief Financial Officer

[Signatures continued on following page]

VALENCIA MRI, LLC ORANGE COUNTY REGIONAL PET CENTER- IRVINE, LLC SAN FERNANDO VALLEY REGIONAL PET CENTER, LLC

By: InSight Health Corp., as the general partner

By:	/s/ Mitch C. Hill
Name:	Mitch C. Hill
Title:	Executive Vice President and Chief Financial Officer

PARKWAY IMAGING CENTER, LLC

By:	/s/ Manager
Name:	Mitch C. Hill
Title:	Manager

[Signatures continued on following page]

INSIGHT HEALTH CORP.
OPEN MRI, INC.
MAXUM HEALTH CORP.
RADIOSURGERY CENTERS, INC.
DIAGNOSTIC SOLUTIONS CORP.
MAXUM HEALTH SERVICES OF NORTH
TEXAS, INC.
MAXUM HEALTH SERVICES OF DALLAS,
INC.
NDDC, INC.
SIGNAL MEDICAL SERVICES, INC.
INSIGHT IMAGING SERVICES CORP.
COMPREHENSIVE MEDICAL IMAGING,
INC.
COMPREHENSIVE MEDICAL IMAGING
CENTERS, INC.
COMPREHENSIVE MEDICAL IMAGING-
BILTMORE, INC.
COMPREHENSIVE OPEN MRI-EAST MESA,
INC.
TME ARIZONA, INC.
COMPREHENSIVE MEDICAL IMAGING-
FREMONT, INC.
COMPREHENSIVE MEDICAL IMAGING-
SAN FRANCISCO, INC.
COMPREHENSIVE OPEN MRI- GARLAND,
INC.
IMI OF ARLINGTON, INC.
COMPREHENSIVE MEDICAL IMAGING-
FAIRFAX, INC.
IMI OF KANSAS CITY, INC.
COMPREHENSIVE MEDICAL IMAGING-
BAKERSFIELD, INC.
MAXUM HEALTH SERVICES CORP.

By:	/s/ Mitch C. Hill
Name:	Mitch C. Hill
Title:	Executive Vice President and Chief Financial Officer

[Signatures continued on following page]

COMPREHENSIVE OPEN MRI- CARMICHAEL/FOLSOM, LLC SYNCOR DIAGNOSTICS SACRAMENTO, LLC SYNCOR DIAGNOSTICS BAKERSFIELD, LLC

By: Comprehensive Medical Imaging, Inc. and Comprehensive Medical Imaging Centers, Inc., as the partners

By:	/s/ Mitch C. Hill
Name:	Mitch C. Hill
Title:	Executive Vice President and Chief Financial Officer

PHOENIX REGIONAL PET CENTER- THUNDERBIRD, LLC

By: Comprehensive Medical Imaging Centers, Inc., as the sole member

By:	/s/ Mitch C. Hill
Name:	Mitch C. Hill
Title:	Executive Vice President and Chief Financial Officer

[Signatures continued on following page]

MESA MRI MOUNTAIN VIEW MRI LOS GATOS IMAGING CENTER WOODBRIDGE MRI JEFFERSON MRI-BALA JEFFERSON MRI

By: Comprehensive Medical Imaging, Inc. and Comprehensive Medical Imaging Centers, Inc., as the members

By:	/s/ Mitch C. Hill
Name:	Mitch C. Hill
Title:	Executive Vice President and Chief Financial Officer

[Signatures continued on following page]

This foregoing Third Supplemental Indenture is hereby confirmed and accepted by the Trustee as of the date first written above.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ James E. Murphy
Name: James E. Murphy
Title: Vice President